UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 9, 2005

KULICKE AND SOFFA INDUSTRIES, INC.

(Exact Name of Registrant as Specified in Charter)

Pennsylvania	000-00121	23-1498399
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2101 Blair Mill Road, Willow Grove, PA	19090
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 784-6000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06. Material Impairments.

As disclosed in Kulicke and Soffa Industries, Inc.’s (the “Company”) Annual Report on Form 10-K and quarterly reports on Form 10-Q, the Company performs its annual impairment test on its goodwill at the end of the fourth quarter of each fiscal year, which coincides with the completion of its annual forecasting process. The Company also tests for impairment between its annual tests if a “triggering” event occurs that may have the effect of reducing the fair value of a reporting unit below its carrying value.

During June 2005, the Company performed interim impairment tests on its Test segment goodwill due to the existence of impairment triggers, which were difficulties in the development of new Test products, anticipated challenges in the introduction of these new products, and greater than expected losses incurred by the Test segment. Additionally, the Company tested its other Test segment long-lived assets for impairment.

As a result of these impairment tests, on June 9, 2005 the Audit Committee of the Board of Directors, on the recommendation of management, concluded a Test segment goodwill and intangible assets impairment charge is required, and is estimated to be between $90.0 million and $110.0 million. The Company will record this impairment charge, which will not result in any future cash expenditures by the Company, during the quarter ended June 30, 2005.

In performing the impairment tests, the Company determined the total of the expected future discounted (or undiscounted for the intangible assets impairment test) cash flows directly related to the Test segment was less than the carrying value of the net assets of the Test segment. The Company, along with the assistance of an independent third-party valuation specialist, expects to finalize the dollar amount of this non-cash charge prior to filing its 10-Q for the three months ended June 30, 2005.

On June 10, 2005, the Company issued a press release describing the above-referenced charges. A copy of this press release is attached hereto as Exhibit 99.

Caution Concerning Forward Looking Statements

In addition to historical statements, this Report on Form 8-K contains statements relating to future events and our future results. These statements are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, and include, but are not limited to, statements that relate to future cash flows, losses, and product development and introduction. While these forward-looking statements represent our judgments and future expectations concerning our business, a number of risks, uncertainties and other important factors could cause actual developments and results to differ materially from our expectations. These factors include, but are not limited to: the risk of failure to successfully manage our operations; the risk that anticipated orders may not materialize or that orders received may be postponed or canceled, generally without charges; the risk that anticipated cost savings will not be achieved; the volatility in the demand for semiconductors and our products and services; the risk that we may not be able to develop and manufacture new products and product enhancements on a timely and cost effective basis; acts of terrorism and violence; overall global economic conditions; risks, such as changes in trade regulations, currency fluctuations, political instability and war, associated with a substantial foreign customer and supplier base and substantial foreign manufacturing operations; potential instability in foreign capital markets; and the factors listed or discussed in Kulicke and Soffa Industries, Inc. 2004 Annual report on Form 10-K and our other filings with the Securities and Exchange Commission. Kulicke and Soffa Industries is under no obligation to (and expressly disclaims any obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description
99	Press Release dated June 10, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KULICKE AND SOFFA INDUSTRIES, INC.

Date: June 10, 2005	By:	/s/ Maurice E. Carson
Maurice E. Carson
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99	Press Release dated June 10, 2005